WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

April 18, 2022

Arthur Mikaelian, Chief Executive Officer
Quanta, Inc.
632 S. Glenwood Pl,
Burbank, CA 91506

Dear Mr. Mikaelian:

We have resigned as Quanta, Inc.'s (the "Company") (Commission File Number 000-56025) independent registered public accounting firm effective April 18, 2022, and, as of that date, the client/auditor relationship between Quanta, Inc., and Weinberg & Company, P.A. ("Weinberg") has ceased.

Based upon information the Company only recently provided to Weinberg, on April 18, 2022, Weinberg also notified the Company and its Chairman of the Board of Directors that we had withdrawn our consent on the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021. In light of the information just provided to Weinberg, the Company needs to determine if its sale to US Farmatsevtik on March 31, 2021 was correctly recorded in the financial statements included in the Company's Quarterly Report on Form 10-Q for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021, and, if the Company determines that said sale was not correctly recorded, the Company is further advised to take such action as may be lawfully required to prevent future reliance on the completed interim reviews related to the aforementioned previously issued financial statements.

In addition, within 4 business days, you are required to file a Form 8-K with the Securities and Exchange Commission. Please immediately prepare this Form 8-K for our review and our inclusion of the required correspondence to the Commission to be prepared by us upon receipt of your Form 8-K.

Very truly yours,

Weinberg & Company

Weinberg & Company, P.A.

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W
Washington, DC 20549

1925 Century Park East, Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Fax: 310.601.2201
www.weinbergla.com

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